Exhibit 23.1

Deloitte & Touche LLP 6075 Poplar Avenue Suite 350 Memphis, TN 38119-0112 USA Tel: 1 901 322 6700 Fax: 1 901 322 6800 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 16, 2024, relating to the financial statements of International Paper Company and the effectiveness of International Paper Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of International Paper Company for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

May 13, 2024